Exhibit 10.59

AMENDMENT TO 2005 THREE-YEAR PERFORMANCE AWARD

Notwithstanding anything to the contrary contained in the Performance Award Agreements reflecting grants, during calendar year 2005, of three-year Performance Awards under the Company’s then in effect Long-Term Incentive Plan, the Compound Annual Growth Rate (CAGR) percentage target for the Adjusted Operating Cash Flow (AOCF) component of the performance Objective stated in such Award Letters shall not be adjusted.  All other adjustments required by such Performance Award Agreements shall be made and shall remain in effect.